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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event report):  February 8, 2001

SUNHAWK.COM CORPORATION

(Exact Name of Registrant as Specified in its charter)

WASHINGTON (State or other jurisdiction of incorporation)	001-15633 (Commission File No.)	91-1568830 (IRS Employer Identification No.)

223 TAYLOR AVENUE NORTH, SUITE 200
SEATTLE, WASHINGTON 98109
(206) 728-6063
(Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

  (a)
  On January 5, 2001, the Registrant was informed by Ernst & Young LLP that they were resigning as its independent auditors, which was reported by the Registrant on Form 8-K filed on January 10, 2001.

  (b)
  On February 8, 2001, Sunhawk.com Corporation (the "Registrant") engaged KPMG LLP ("KPMG") as the principal accountant to audit the Registrant's financial statements. The Company's audit committee approved the appointment on February 15, 2001. During the two most recent fiscal years and the subsequent interim period through February 8, 2001, the Registrant did not consult KPMG regarding either the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Registrant's financial statements, nor on any matter that was either the subject of a disagreement or a reportable event.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    Not applicable.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934 as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNHAWK.COM CORPORATION
Date: April 3, 2001	By:	/s/ MARLIN ELLER Marlin Eller, Chief Executive Officer

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SIGNATURES